Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

STUDIES SUPPORTED BY NIH TO CONFIRM POTENTIAL OF CORGENTIN

TO PRESERVE CARDIAC FUNCTION FOLLOWING HEART ATTACK

SAN DIEGO, CA – October 4, 2007 – Cardium Therapeutics (AMEX: CXM) and its subsidiary the Tissue Repair Company announced the initiation of preclinical studies supported by an NIH Small Business Innovation Research (SBIR) grant, which are designed to further establish the therapeutic potential of Corgentin™ (Ad5IGF-1) to preserve heart tissue and cardiac function following a heart attack (acute myocardial infarction). Corgentin is a DNA therapeutic based on the localized and sustained cardiac production of insulin-like growth factor-1 (IGF-1) following a single intracoronary administration in an acute care setting immediately after percutaneous coronary intervention in heart attack patients. Corgentin is designed to enhance myocardial healing in and around the infarct zone when used as an adjunct to existing pharmacologic and interventional therapies. The study will also evaluate the comparative ability of fibroblast growth factor-2 (FGF-2) to protect heart tissue. The objective of this treatment approach is focused on enhancing myocardial repair and restoration of heart cells that have been injured as a result of a heart attack.

According to the American Heart Association, the estimated annual incidence of myocardial infarction (MI) is 565,000 new attacks and 300,000 recurrent attacks. Even with the best of care and successful early intervention, such as tPA or emergency angioplasty, about 30% of heart attack patients will eventually go on to develop decompensation through ventricular remodeling and progressive congestive heart failure. This explains in large part why heart failure remains an epidemic health problem despite improved treatments for acute cardiac events.

“Today’s current standard of care is vascular-directed, focusing on restoring blood flow, while Corgentin would seek to broaden treatment to include a cardiomyocyte-directed therapy to prevent further damage to the heart and to help repair cells that have been injured as a result of the heart attack. Corgentin has the potential to change the clinical outcome for heart attack patients by slowing or preventing remodeling, decompensation and congestive heart failure,” stated Christopher J. Reinhard, Chairman and CEO of Cardium.

About Corgentin

Corgentin (Ad5IGF-l), a preclinical product candidate, is a next-generation DNA-based therapeutic using the insulin-like growth factor-1 gene carried by an adenovector that is being developed as a potential one-time treatment to promote the preservation and restoration of heart tissue and cardiac function following a heart attack (acute myocardial infarction) through the beneficial cardiac effects of prolonged local IGF-1 protein expression. Cardium believes that Corgentin offers the potential to improve post-infarct cardiac healing through DNA-based, targeted myocardial cell delivery and the resulting sustained cardiac-restorative bioactivity. Corgentin will be delivered using the Company’s proprietary technology covering methods of intracoronary cardiac administration. The biological properties of IGF-1, including inhibition of cardiomyocyte apoptosis, adaptive cardiomyocyte hypertrophy, recruitment of cardiac progenitor cells, as well as the induction of angiogenesis and enhancement of cardiac function, provide the rationale for the development of a therapy directed at myocardial repair and restoration. This biology predicts Corgentin’s potential to improve functional recovery and prevent ventricular dysfunction and the associated progression to congestive heart failure following myocardial infarction and reperfusion.

The safety of systemic IGF-1 protein therapy has been confirmed in multiple human clinical studies for a number of medical indications. However, systemic IGF-1 protein delivery does not effectively target cardiomyocytes in a localized and sustained manner. Preclinical studies suggest that by targeting the heart with intracoronary, DNA-coded, myocardial-directed delivery, using the methods pioneered for Cardium’s Generx™ development program, Corgentin has the potential to induce a positive biologic response. The targeted cardiomyocytes are expected to produce sustained therapeutic protein levels in the myocardium where it is needed. There have been an estimated 1,000 patients that have been treated with various dose levels of IGF-1 protein, and 450 patients that have received Generx (Ad5FGF-4, a DNA-based angiogenic growth factor) via intracoronary administration. We believe the safety and preliminary efficacy from these studies provide further support for the clinical potential of Corgentin.

Preclinical development studies support the myocardial benefits of IGF-1. In a myocardial infarct model in pigs, which employs coronary occlusion and reperfusion, the intracoronary administration of Corgentin was found to significantly preserve heart tissue and function following a myocardial infarction. This double-blind, randomized, placebo-controlled study was designed to simulate the clinical approach in which Corgentin would be administered after emergency reperfusion therapy to a heart attack patient. Following infarction in the preclinical animal model, echocardiographic analysis documented recovery and restoration of ventricular function and reversal of early left ventricular remodeling in the Corgentin-treated group, compared to placebo. Post-mortem analysis of the hearts provided convincing histological evidence of the potential for post-infarct myocardial protection with this therapy.

About Cardium

Cardium Therapeutics, Inc. and its subsidiaries, InnerCool Therapies, Inc. and the Tissue Repair Company, are medical technology companies primarily focused on the development, manufacture and sale of innovative therapeutic products and devices for cardiovascular, ischemic and related indications. Cardium’s lead product candidate, Generx (alferminogene tadenovec, Ad5FGF-4), is a DNA-based growth factor therapeutic being developed for potential use by interventional cardiologists as a one-time treatment to promote and stimulate the growth of collateral circulation in the hearts of patients with ischemic conditions such as recurrent angina. For more information about Cardium Therapeutics and its businesses, products and therapeutic candidates, please visit www.cardiumthx.com or view its recent 2006 Annual Report at www.cardiumthx.com/flash/pdf/2006CardiumAnnualReport.pdf.

Cardium’s InnerCool Therapies subsidiary is a San Diego-based medical technology company in the emerging field of temperature modulation therapy which is designed to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about Cardium’s InnerCool subsidiary and therapeutic hypothermia, including InnerCool’s Celsius Control System™, which has received regulatory clearance in the U.S., Europe and Australia, please visit www.innercool.com.

Cardium’s Tissue Repair Company subsidiary (TRC) is a San Diego-based biopharmaceutical company focused on the development of growth factor therapeutics for the treatment of severe chronic diabetic wounds. TRC’s lead product candidate, Excellarate, is a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-BB (PDGF-BB). Excellarate is initially being developed to be administered once or twice for the potential treatment of non-healing diabetic foot ulcers. Excellarate will be evaluated in a Phase 2b study (MATRIX) which is expected to commence this quarter. Other potential applications for TRC’s Gene Activated Matrix™ (GAM) technology include therapeutic angiogenesis (cardiovascular ischemia, peripheral arterial disease) and orthopedic products, including hard tissue (bone) and soft tissue (ligament, tendon, cartilage) repair. For more information about Cardium’s Tissue Repair Company subsidiary, please visit www.t-r-co.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that results or trends observed in one preclinical or clinical study will be reproduced in subsequent studies, that our preclinical or clinical trials can be initiated and conducted in a timely and effective manner, that preclinical and clinical studies and other efforts to accelerate the development of our product candidates will be successful, that necessary regulatory approvals will be obtained, that our actual or proposed products and treatments will prove to be sufficiently safe and effective, that competing products will not be safer, more effective or less expensive, that third parties on whom we depend will perform as anticipated, or that our products or product candidates will lead to value enhancing or partnering opportunities. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, our limited experience in the development, testing and marketing of therapeutic product candidates, risks and uncertainties that are inherent in the conduct of human clinical trials, including the cost, timing and results of such trials, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2007 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™, Generx™ and Corgentin™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™ and GAM™ are trademarks of Tissue Repair Company.

InnerCool Therapies®, InnerCool®, Celsius Control System™ and Accutrol™

are trademarks of InnerCool Therapies, Inc.